Exhibit 99.1

Orthofix Reports Third Quarter 2023 Results

•
In November 2023, entered into a new four-year financing agreement with borrowing capacity of up to $150 million
•
Net sales of $184.0 million, an increase of 61% on a reported basis and an increase of 8% on a pro forma basis when normalizing for a one-time stocking order that occurred in the third quarter of 2022 for SeaSpine
•
Bone Growth Therapies growth of 15%, marking three consecutive quarters with double-digit net sales increases, with growth coming from both spine and fracture portfolios
•
U.S. spinal implants, biologics, and enabling technologies sales growth of 7% on a pro forma basis over prior year
•
Global Orthopedics net sales increase of 7% on a reported basis over prior year, with 14% growth in the US
•
Adjusted EBITDA of $13.5 million, or 7.3% of sales, representing 36% sequential growth over the second quarter of 2023

LEWISVILLE, Texas — November 8, 2023 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the quarter ended September 30, 2023. Net sales were $184.0 million, earnings per share (“EPS”) was $(0.77), and adjusted EPS was $0.07.

“Orthofix has performed well and operated smoothly following the announcement of our management transition. The Company saw very strong growth across multiple business segments and product lines. Our complementary portfolio is driving even further incremental cross selling opportunities,” said Catherine Burzik, Chair of the Board and Interim Chief Executive Officer of Orthofix. “Sales momentum is strong, and we are laser focused on driving shareholder value via profitable growth and merger synergy realization. We expect the company to deliver much higher adjusted profits next year and to exit 2024 cash-flow positive. I am highly confident in the future of the company.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment as reported:

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in millions)	2023	2022	Change	Constant Currency Change
Bone Growth Therapies	$53.4	$46.5	14.7%	14.7%
Spinal Implants, Biologics and Enabling Technologies	101.0	39.7	154.7%	154.5%
Global Spine	154.4	86.2	79.1%	79.0%
Global Orthopedics	29.7	27.8	6.6%	0.7%
Net sales	$184.0	$114.0	61.4%	59.9%

Further, the following table provides net sales by major product category by reporting segment on a pro forma basis:

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in millions)	2023	2022 Pro Forma	Change	Constant Currency Change
Bone Growth Therapies	$53.4	$46.5	14.7%	14.7%
U.S. Spinal Implants, Biologics and Enabling Technologies	92.4	86.7	6.6%	6.6%
International Spinal Implants, Biologics and Enabling Technologies	8.6	20.8	(58.7%)	(59.0%)
Total Spinal Implants, Biologics and Enabling Technologies**	101.0	107.5	(6.0%)	(6.1%)
Global Spine	154.4	154.0	0.2%	0.2%
Global Orthopedics	29.7	27.8	6.6%	0.7%
Net sales ***	$184.0	$181.8	1.2%	0.3%

1

** Pro forma net sales for 2022 for Spinal Implants, Biologics, and Enabling Technologies include the impact of final Spinal Implant stocking orders to European distributors prior to SeaSpine's exit from that market. Excluding the impact of these transactions, net sales growth for this product category was 5.8% on a pro forma reported basis and pro forma constant currency basis.

*** Pro forma net sales for 2022 include the impact of final Spinal Implant stocking orders to European distributors prior to SeaSpine's exit from that market. Excluding the impact of these transactions, net sales growth was 8.4% on a pro forma reported basis and 7.4% on a pro forma constant currency basis.

Gross profit increased $36.3 million to $119.8 million. Gross margin decreased to 65.1% compared to 73.2% in the prior year period. Adjusted gross profit increased $46.7 million to $130.7 million. Adjusted gross margin was 71.0% compared to 73.6% in the prior year period.

Net loss was $(28.9) million, or $(0.77) per share, compared to net loss of $(10.7) million, or $(0.53) per share in the prior year period. Adjusted net income was $2.7 million, or $0.07 per share, compared to adjusted net income of $6.1 million, or $0.30 per share, in the prior year period.

Adjusted EBITDA was $13.5 million, or 7.3% of net sales, compared to $14.3 million, or 12.5% of net sales, in the prior year period.

Liquidity

As of September 30, 2023, cash totaled $33.7 million, compared to $50.7 million as of December 31, 2022. As of September 30, 2023, the Company had $70.0 million in borrowings outstanding under its five year $175 million secured revolving credit facility. The Company subsequently borrowed an additional $9.0 million in October 2023. On a year-to-date basis through September 30, 2023, cash flow from operations decreased $25.2 million to $(39.1) million, while free cash flow decreased $54.9 million to $(86.1) million.

Subsequent to the quarter, on November 6, 2023, the Company entered into a Financing Agreement (the “Financing Agreement”) with Blue Torch Finance LLC, as administrative agent and collateral agent, and certain lenders party thereto. The Financing Agreement provides for a $100 million senior secured term loan, a $25 million senior secured delayed draw term loan facility, and a $25 million senior secured revolving credit facility, each of which mature on November 6, 2027. In connection with entering into the Financing Agreement, the Company repaid in full amounts outstanding and terminated all commitments under the Company’s prior $175 million senior secured revolving credit facility. For additional discussion of the Financing Agreement, see the Company's Current Report on Form 8-K as filed with the SEC on November 8, 2023.

Business Outlook

As of the date hereof, the Company expects the following financial results for the year ended December 31, 2023. These expectations are based on the current foreign currency exchange rates and do not take into account any additional potential exchange rate changes that may occur this year.

	Current 2023 Outlook				Previous 2023 Outlook
(Unaudited, U.S. Dollars, in millions)	Low		High		Low	High
Full year net sales	$739	[1]	$744	[1]	$752	$758
Full year adjusted EBITDA	$42		$46		$42	$46

1 Represents a year-over-year increase of 60.4% to 61.5% on a reported basis and an increase of 5.4% to 6.2% on a pro forma basis.

The Company is unable to provide expectations of GAAP income (loss) before income taxes, the closest comparable GAAP measures to Adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict without unreasonable efforts the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating Adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the third quarter of 2023. Interested parties may access the conference call by dialing (888) 330-2508 in the U.S. and Canada, and (240) 789-2735 in all other locations, and referencing the access code 9556380. A replay of the call will be available for three weeks by dialing (800) 770-2030 in the U.S. and Canada, and (647) 362-9199 in all other locations, and entering the access code 9556380. A webcast of the conference call may be accessed at ir.Orthofix.com.

2

About Orthofix

The newly merged Orthofix-SeaSpine organization is a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. Its products are distributed in approximately 68 countries worldwide. The Company intends to announce a new name for the Orthofix-SeaSpine organization in the future, but in the interim will continue to operate under the Orthofix name.

The Company is headquartered in Lewisville, Texas, and has primary offices in Carlsbad, California, with a focus on spinal product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for Orthopedics. The Orthofix-SeaSpine organization’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, California, Toronto, Canada, Sunnyvale, California, Wayne, Pennsylvania, Olive Branch, Mississippi, Maidenhead, United Kingdom, Munich, Germany, Paris, France, and Sao Paulo, Brazil. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company's expectations regarding net sales and adjusted EBITDA for the year ended December 31, 2023. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), and in Part II, Item 1A under the heading Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to recruit and retain management and key personnel, (vii) global economic instability and potential supply chain disruption caused by Russia’s invasion of Ukraine and resulting sanctions, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties, and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

Company Contact
Louisa Smith, Gilmartin Group
ir@orthofix.com

3

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(U.S. Dollars, in thousands, except share and per share data)	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net sales	$184,006	$113,996	$546,226	$338,484
Cost of sales	64,243	30,573	196,583	90,491
Gross profit	119,763	83,423	349,643	247,993
Sales and marketing	94,947	55,461	287,987	169,486
General and administrative	27,136	19,322	110,124	54,496
Research and development	18,559	11,943	61,290	35,913
Acquisition-related amortization and remeasurement	3,570	2,484	11,037	(9,678)
Operating loss	(24,449)	(5,787)	(120,795)	(2,224)
Interest expense, net	(1,576)	(277)	(4,131)	(1,059)
Other expense, net	(2,360)	(3,308)	(1,704)	(7,436)
Loss before income taxes	(28,385)	(9,372)	(126,630)	(10,719)
Income tax expense	(472)	(1,344)	(2,591)	(1,968)
Net loss	$(28,857)	$(10,716)	$(129,221)	$(12,687)

Net loss per common share:
Basic	$(0.77)	$(0.53)	$(3.53)	$(0.63)
Diluted	(0.77)	(0.53)	(3.53)	(0.63)
Weighted average number of common shares (in millions):
Basic	37.2	20.1	36.6	20.0
Diluted	37.2	20.1	36.6	20.0

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$33,663	$50,700
Accounts receivable, net of allowances of $7,090 and $6,419, respectively	114,118	82,857
Inventories	221,745	100,150
Prepaid expenses and other current assets	24,170	22,283
Total current assets	393,696	255,990
Property, plant, and equipment, net	152,689	58,229
Intangible assets, net	121,021	47,388
Goodwill	194,767	71,317
Other long-term assets	43,479	25,705
Total assets	$905,652	$458,629
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$53,261	$27,598
Current portion of finance lease liability	693	652
Other current liabilities	98,576	55,374
Total current liabilities	152,530	83,624
Long-term borrowings under credit facility	70,000	—
Long-term portion of finance lease liability	18,715	19,239
Other long-term liabilities	48,924	18,906
Total liabilities	290,169	121,769
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 100,000 shares authorized; 36,750 and 20,162 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	3,675	2,016
Additional paid-in capital	741,638	334,969
Retained earnings (accumulated deficit)	(127,970)	1,251
Accumulated other comprehensive loss	(1,860)	(1,376)
Total shareholders’ equity	615,483	336,860
Total liabilities and shareholders’ equity	$905,652	$458,629

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of various financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to various non-GAAP financial measures that exclude (or in the case of free cash flow, include) items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding the nature of these exclusions, why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the SEC available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2023	2022	2023	2022
Gross profit	$119,763	$83,423	$349,643	$247,993
Share-based compensation expense	463	195	1,416	610
SeaSpine merger-related costs	2,161	—	6,647	—
Strategic investments	55	304	264	895
Acquisition-related fair value adjustments	7,922	—	29,007	—
Amortization/Depreciation of Acquired Long-Lived Assets	280	—	824	224
Medical device regulation	6	1	676	14
Adjusted gross profit	$130,650	$83,923	$388,477	$249,736
Adjusted gross margin	71.0%	73.6%	71.1%	73.8%

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2023	2022	2023	2022
Loss before income taxes	$(28,385)	$(9,372)	$(126,630)	$(10,719)
Interest expense, net	1,576	277	4,131	1,059
Depreciation and amortization	13,097	7,570	39,094	21,598
Share-based compensation expense	6,274	4,729	32,540	13,521
Foreign exchange impact	1,909	3,253	1,057	7,486
SeaSpine merger-related costs	5,416	2,937	34,362	2,937
Strategic investments	913	453	1,883	3,247
Acquisition-related fair value adjustments	7,122	419	26,907	(15,795)
Legal judgments/settlements	3,851	125	5,611	466
Medical device regulation	1,840	2,590	7,519	6,883
Business interruption - COVID-19	—	1,215	—	1,874
All other	(92)	59	170	230
Adjusted EBITDA	$13,521	$14,255	$26,644	$32,787

Adjusted Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2023	2022	2023	2022
Net loss	$(28,857)	$(10,716)	$(129,221)	$(12,687)
Share-based compensation expense	6,274	4,729	32,540	13,521
Foreign exchange impact	1,909	3,253	1,057	7,486
SeaSpine merger-related costs	5,247	2,937	35,600	2,937
Strategic investments	924	446	1,970	3,228
Acquisition-related fair value adjustments	7,122	419	26,907	(15,795)
Amortization of acquired intangibles	5,026	2,071	14,970	6,352
Legal judgments/settlements	3,851	125	5,611	466
Medical device regulation	1,842	2,594	7,531	6,890
Business interruption - COVID-19	—	1,218	—	1,881
All other	(94)	59	168	229
Long-term income tax rate adjustment	(569)	(1,030)	2,669	(2,644)
Adjusted net income (loss)	$2,675	$6,105	$(198)	$11,864

Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, per diluted share)	2023	2022	2023	2022
EPS	$(0.77)	$(0.53)	$(3.53)	$(0.63)
Share-based compensation expense	0.17	0.24	0.89	0.67
Foreign exchange impact	0.05	0.16	0.03	0.37
SeaSpine merger-related costs	0.14	0.15	0.97	0.15
Strategic investments	0.02	0.02	0.05	0.16
Acquisition-related fair value adjustments	0.19	0.02	0.74	(0.79)
Amortization of acquired intangibles	0.13	0.10	0.41	0.32
Legal judgments/settlements	0.10	0.01	0.15	0.02
Medical device regulation	0.05	0.13	0.21	0.34
Business interruption - COVID-19	—	0.06	—	0.09
All other	—	—	—	0.01
Long-term income tax rate adjustment	(0.01)	(0.06)	0.07	(0.12)
Adjusted EPS	$0.07	$0.30	$(0.01)	$0.59

Weighted average number of diluted common shares (treasury stock method, in millions)	37.5	20.1	36.6	20.1

Cash Flow and Free Cash Flow

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2023	2022
Net cash from operating activities	$(39,059)	$(13,886)
Net cash from investing activities	(18,078)	(18,634)
Net cash from financing activities	40,042	(1,576)
Effect of exchange rate changes on cash	58	(2,091)
Net change in cash and cash equivalents	$(17,037)	$(36,187)

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2023	2022
Net cash from operating activities	$(39,059)	$(13,886)
Capital expenditures	(46,997)	(17,260)
Free cash flow	$(86,056)	$(31,146)

Source

Orthofix Medical Inc.